77Q1(e) Exhibits

New England Zenith Fund is incorporating by reference three new or amended Registrant investment advisory contracts pursuant to NSAR Sub-Item 77Q1 (e).

First, Advisory Agreement between New England Zenith Fund, on behalf of its Capital Growth Series, and MetLife Advisers, LLC dated May, 1, 2001 is incorporated herein by reference to Post-Effective Amendment No. 32
(file No. 2-83538)filed on April 16, 2001.

Second, Sub-Advisory Agreement for Capital Growth Series by and between MetLife Advisers, LLC and Capital Growth Management Limited Partnership dated May, 1, 2001 is incorporated herein by reference to Post-Effective Amendment No. 32 (file No. 2-83538)filed on April 16, 2001.

Third, Sub-Advisory Agreement for Davis Venture Value Series by and among New England Investment Management, LLC(currently known as MetLife Advisers, LLC, Davis Selected Advisers, L.P. and Davis Selected Advisers - NY, Inc. dated January, 1, 2001 is incorporated herein by reference to Post-Effective Amendment No. 30 (file No. 2-83538)filed on February 16,2001.